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KCSA                       Todd Fromer / Garth Russell
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                                  tfromer@kcsa.com / grussell@kcsa.com

4Kids Entertainment Announces Approval of All Company Proposals At
Annual Meeting of Shareholders

NEW YORK, May 29, 2007 – 4Kids Entertainment, Inc. (NYSE: KDE), a global provider of children’s entertainment and merchandise licensing, today announced shareholders approved all corporate proposals at the Company’s Annual Meeting of Shareholders held in New York, on Friday, May 25, 2007.

Shareholders approved the election of all six Board members, including Alfred R. Kahn, Jay Emmett, Richard Block, Michael Goldstein, Randy O. Rissman and Samuel R. Newborn.

Shareholders also approved the 2007 Long-Term Incentive Compensation Plan and ratified the appointment of Eisner LLP as auditors for 4Kids Entertainment for the fiscal year ending December 31, 2007.

About 4Kids Entertainment

Headquartered in New York City with an international office in London, 4Kids Entertainment, Inc. (NYSE: KDE), is a global provider of children’s entertainment and merchandise licensing. 4Kids, through its wholly owned subsidiaries, provides domestic and international merchandise licensing; product development; television, film, music and home video production and distribution; and Web site development. For further information, please visit the Company’s Web sites at www.4KidsEntertainment.com and www.4Kids.TV.

The information contained in this press release, other than historical information, consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors beyond the Company’s control, including general economic conditions, consumer spending levels, competition from toy companies, motion picture studios and other licensing companies, the uncertainty of public response to the Company’s properties and other factors could cause actual results to differ materially from the Company’s expectations.

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